UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

Flowco Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42477	99-4382473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Blvd. Suite 450
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 997-4877

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FLOC	New York Stock Exchange
Class A Common Stock, $0.0001 par value per share	FLOC	NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 19, 2026, Flowco Holdings Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), with certain stockholders of the Company named therein (the “Selling Stockholders”) and J.P. Morgan Securities LLC and Jefferies LLC, as representatives of the several underwriters named therein (the “Underwriters”), in connection with the public offering (the “Offering”) of 7,800,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of the Company by the Selling Stockholders, at a public offering price per share of $22.00. In addition, the Selling Stockholders granted the underwriters a 30-day option to purchase up to an additional 1,170,000 shares of Class A Common Stock. The Company did not offer or sell any shares of Class A Common Stock in the Offering, and the Company did not receive any proceeds from the Offering.

The Underwriting Agreement also provided for the Company’s purchase from the Underwriters of 780,000 shares of Class A Common Stock that were subject to the Offering at a price per share equal to the price at which the Underwriters purchased the shares from the Selling Stockholders in the Offering, for an aggregate purchase price of approximately $16.5 million (the “Share Repurchase”). The Share Repurchase was made pursuant to the Company’s existing share repurchase program.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the underwriters against certain liabilities and to contribute to payments the underwriters may be required to make in the event of any such liabilities.

The Offering and the Share Repurchase were completed on March 23, 2026. The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-293202), previously filed with the Securities and Exchange Commission that was declared effective on February 10, 2026, which consists of a base prospectus dated February 10, 2026, a preliminary prospectus supplement dated March 19, 2026 and a final prospectus supplement dated March 19, 2026.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Form 8-K and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 19, 2026, among Flowco Holdings Inc., the Selling Stockholders named therein and J.P. Morgan Securities LLC and Jefferies LLC, as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWCO HOLDINGS INC.

Date: March 23, 2026	By:	/s/ Jonathan W. Byers
	Name:	Jonathan W. Byers

	Title:	Chief Financial Officer